EXHIBIT 10.17
BUILDING LEASE AGREEMENT
     This BUILDING LEASE AGREEMENT (“Lease”) dated as of July 26, 2004 (“Effective Date”), is entered into by and between ROBERT JEAN LICHTER and GAIL F. LICHTER, Trustees of THE LICHTER FAMILY TRUST FIRST AMENDED AND RESTATED DECLARATION OF TRUST DATED NOVEMBER 7, 1996, and KENNETH R. SATTERLEE and CANDACE C. SATTERLEE, Trustees of THE SATTERLEE FAMILY TRUST UTD APRIL 24, 1986, as tenants-in-common (“Landlord”), and ARTES MEDICAL USA, INC., a Delaware corporation (“Tenant”), on all of the terms and conditions set forth below and in the attached Exhibits, each of which are incorporated into this Lease by this reference. For and in consideration of the mutual covenants and conditions set forth in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises as described in Section 1.1(b) below.
     1. Basic Lease Provisions. (“Basic Lease Provisions”)
          1.1 Building and Premises:
               (a) Building. The “Building” shall mean the building and improvements located at 5870 Pacific Center Blvd., San Diego, California 92121.
               (b) Premises. The “Premises” shall mean 34,820 square feet of rentable area located within the Building and as depicted on the attached Exhibit “A”.
               (c) Elan Lease. Tenant acknowledges that, as of the Effective Date, a portion of the Premises consisting of the warehouse space located in the southwest corner of the Building known as Room 168 (“Temporary Elan Space”) is currently leased by Elan Pharmaceuticals, Inc., a Delaware corporation (“Elan”) pursuant to a Lease dated November 19, 2003 (“Elan Lease”) between Landlord and Elan. A copy of the Elan Lease has been provided to Tenant. Tenant’s leasing of the Premises pursuant to this Lease shall be subject to the Elan Lease and Elan’s right to possession and quiet enjoyment of the Temporary Elan Space during the term thereof, as the same may be extended. The approximate location of the Temporary Elan Space is depicted on the attached Exhibit “A”. The term of the Elan Lease is scheduled to expire on November 30, 2005 (“Elan Lease Expiration Date”). During the term of the Elan Lease, Elan shall have the right to use the Temporary Elan Space pursuant to the terms and provisions of the Elan Lease. Landlord shall use commercially reasonable efforts to cause Elan to vacate and surrender exclusive possession of the entire Temporary Elan Space to Landlord on the Elan Lease Expiration Date. Upon the later of (i) the Elan Termination Date (as defined below) or (ii) November 30, 2005, Landlord shall not be obligated to pay Tenant the Reimbursement Amount (as defined in Section 1.4 below). The “Elan Termination Date” shall be the date on which all of the following three (3) requirements have been satisfied: (i) termination of the Elan Lease for any reason, (ii) vacation and surrender of exclusive possession of the entire Temporary Elan Space by Elan to Landlord and (iii) delivery of the Temporary Elan Space by Landlord to Tenant in a vacant, broom clean condition. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be liable for any damages, losses or claims for liability to the extent that such damages, losses and/or claims arise out of Elan’s acts or omissions in connection with its use of the Temporary Elan Space.

          1.2 Use: Any legally permitted use including, but not limited to, biomedical research, manufacturing and development and related office and administrative uses, subject to Section 5 below.
          1.3 Term: The term of this Lease (“Term”) shall commence upon the Commencement Date (as defined below), and continue until December 31, 2011, subject to the provisions of Section 2.4 below. The “Commencement Date” shall be the date on which the Premises are delivered to Tenant. Landlord shall deliver the Premises to Tenant upon the date of full execution and delivery of this Lease. Tenant shall have one (1) option to extend the Term for a period of five (5) years, pursuant to Section 2.4 below.
          1.4 Rent: Base rent payable for the Premises (“Base Rent”) shall be as follows:

January 1, 2005 – December 31, 2005	$1.255/square foot ($43,699.10) per month
January 1, 2006 – December 31, 2006	$1.655/square foot ($57,627.10) per month
January 1, 2007 – December 31, 2007	$1.855/square foot ($64,591.10) per month
January 1, 2008 – December 31, 2008	$1.955/square foot ($68,073.10) per month
January 1, 2009 – December 31, 2009	$2.055/square foot ($71,555.10) per month
January 1, 2010 – December 31, 2010	$2.155/square foot ($75,037.10) per month
January I, 2011 – December 31, 2011	$2.255/square foot ($78,519.10) per month
Base Rent shall be payable in advance on the first (1st) day of each month during the Term, beginning on January 1, 2005 (“Rent Commencement Date”), and shall be subject to a late charge if not received by the tenth (10th) day of such month, as provided in Section 12.4 below. Provided that Tenant is not in default under this Lease after the lapse of any applicable notice and cure periods, Base Rent shall be abated during the period beginning on the Commencement Date until December 31, 2004. Provided that Tenant is not in default under this Lease after the lapse of any applicable notice and cure periods, Landlord shall pay Tenant the sum of Ten Thousand and 00/100 Dollars ($10,000.00) (“Reimbursement Amount”) per month during the period beginning on January 1, 2005, and ending on the later of (i) November 30, 2005 (i.e., 11 payments) or (ii) the Elan Termination Date, for the use of the Temporary Elan Space by Elan.
          1.5 Initial Payment: Concurrently with delivery of the executed Lease, Tenant shall pay Landlord the sum of Two Hundred Forty-Eight Thousand Three Hundred Sixty-Four and 40/100 Dollars ($248,364.40) (“Initial Payment”) (i.e.; an amount equal to $43,699.10 for the first month’s rent, less the $10,000.00 monthly Reimbursement Amount for the first month, plus an amount equal to $6,964.00 for the first full calendar monthly Operating Expenses and Real Property Taxes, plus the $207,701.30 Security Deposit (as defined below)) in immediately available funds. In addition, if the Commencement Date is not the first day of the calendar month, then, concurrently with delivery of the executed Lease, Tenant shall also pay Landlord a prorated portion of Six Thousand Nine Hundred Sixty-Four and 00/100 Dollars ($6,964.00) for Operating Expenses and Real Property Taxes for such partial calendar month based upon the actual number of days of such calendar month. The amount of Forty-Three Thousand Six Hundred Ninety-Nine and 10/100 Dollars ($43,699.10) shall be applied toward the first monthly installment of Base Rent. Landlord shall not be obligated to pay the Reimbursement Amount during the month of January 2005. The remaining, unapplied portion of the Initial Payment shall be retained by Landlord as the Security Deposit for the remainder of the Term, as the same may be extended.
          1.6 Security Deposit: Two Hundred Seven Thousand Seven Hundred One and 30/100 Dollars ($207,701.30) (“Security Deposit”), payable as provided in Section 1.5 above.
          1.7 Operating Expenses and Real Property Taxes: During the period beginning on the Commencement Date and continuing through and until the Direct Expense Date (as defined in Section 3.3(a) below), Tenant shall pay Landlord the sum of Six Thousand Nine Hundred Sixty-Four and 00/100 Dollars ($6,964.00) (i.e., $0.20 per square foot) per month for Operating Expenses (inclusive of association fees and water and sewer service, but excluding electricity service to the Premises) and Real Property Taxes, as Landlord shall be responsible for providing all items described as Operating Expenses for the period prior to the Direct Expense Date. Beginning on the Direct Expense Date, Tenant shall pay one hundred percent (100%) of the Operating Expenses, as provided in Section 3.3 below, and the Real Property Taxes applicable to the Premises, as provided in Section 9 below. In addition, Tenant shall pay for the actual cost of all utility services to the Building and security services for the Building required by Tenant, if any.
          1.8 Parking: Seventy (70) spaces.
          1.9 Brokers: Landlord shall pay commissions to (a) Lisa Anderson of ERA Eagle Estates Realty and Chad Urie of Colliers International (Tenant’s brokers) and (b) Burnham Real Estate Services (Landlord’s brokers), pursuant to a separate written agreement.
          1.10 Right of First Refusal: See Section 37 below.
          1.11 Tenant Improvement Allowance: See Sections 3.2 and 6.3(a) below.
     2. Term.
          2.1 Term. The terms and provisions of this Lease shall be effective as of the Effective Date of this Lease. The Term and Commencement Date of this Lease shall be as specified in Section 1.3 of the Basic Lease Provisions.
          2.2 Acceptance. On the Commencement Date, Tenant shall be deemed to have accepted the Premises in their then existing condition and subject to all applicable recorded easements and covenants, conditions and restrictions, including, without limitation, the Declaration of Covenants, Conditions and Restrictions for Units 2, 3, 4, and 6 of Pacific Corporate Center recorded October 24, 1986, as File No. 86-482692 (“CC&Rs”), any recorded covenants and restrictions regarding parking and access, and all applicable zoning and municipal, county, state and federal laws, codes, ordinances and regulations, including without limitation, laws and regulations pertaining to the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq., as amended (“ADA”), and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 § U.S.C. 9601, et seq., as amended (collectively, “Applicable Laws”). Subject only to the express representations of Landlord provided in Section 5.4 below, Tenant shall accept the Premises in its “as-is”, “where is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance (as defined in Section 3.2) below, incur any costs in connection with the construction or demolition of any improvements on, to or within the Premises.
          2.3 Intentionally Omitted.
          2.4 Option to Extend Term. Provided that Tenant is not in default under the Lease after the lapse of any applicable cure periods, Tenant shall have one (1) option (“Option”) to extend the Term of the Lease for an additional period of five (5) years (“Option Term”) on all of the same terms and conditions of the Lease, except as expressly provided below in this Section 2.4. Tenant may exercise the Option by delivering written notice to Landlord of its intention to so extend the term of the Lease no later than June 30, 2011. Base Rent payable during the Option Term shall be the greater of (a) Eighty Thousand Eight Hundred Seventy Four and 67/100 ($80,874.67) per month, plus cumulative annual increases of three percent (3%) during the Option Term, or (b) ninety-five percent (95%) of the Market Rate (as defined below) as of the date on which Tenant exercises the Option. The “Market Rate” shall mean the terms and conditions which would be offered to a non-equity, non synthetic-lease tenant for comparable laboratory space with improvements of comparable age, appearance and quality of construction located in the Sorrento Mesa submarket of San Diego, taking into account the value of existing tenant improvements over standard tenant improvements, parking ratios, rental rates, rent concessions, operating expense base year, rent increases and equivalent location, access, visibility and signage. Comparable lease terms shall be based on five (5) year transactions with corresponding adjustments to rental rates and concessions. Landlord shall determine the Market Rate by using its good faith judgment and shall provide written notice of the Market Rate to Tenant within fifteen (15) days after Tenant delivers notice of exercise of the Option. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the Market Rate within which to accept such rent or to reasonably object thereto in writing. In the event that Tenant objects, Landlord and Tenant shall attempt to agree upon the Market Rate using their good faith efforts. If Landlord and Tenant are unable to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then the matter shall be submitted to arbitration as provided in this Section 2.4 below:
               (a) Landlord and Tenant shall each appoint one independent, unaffiliated, neutral appraiser who shall by profession be a real estate broker who has been active over the five (5) year period ending on the date of such appointment in the valuation of leases of comparable space in comparable buildings in the general vicinity of the Building. Each such appraiser will be appointed within twenty (20) days after the Outside Agreement Date.
               (b) The two (2) appraisers so appointed shall, within ten (10) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who will be qualified under the same criteria set forth above for qualification of the initial two (2) appraisers.
               (c) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) Market Rate for the Premises is the closest to the actual Market Rate for the Premises as determined by the appraisers, taking into account the requirements of Section 2.4 above.

               (d) The three (3) appraisers shall, within fifteen (15) days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate (i.e., the appraisers may only select Landlord’s or Tenant’s submission and may not select a compromise position), and shall notify Landlord and Tenant of the decision.
               (e) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser shall be shared equally by Landlord and Tenant.
               (f) If either Landlord or Tenant fails to appoint an appraiser within the time period in Section 2.4(a) above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant.
               (g) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be submitted to binding arbitration under the auspices of JAMS (or any successor organization) in San Diego County, California according to the then rules for commercial arbitration for such organization (but subject to the requirements of this Section 2.4).
               (h) The cost of the arbitration shall be shared equally by Landlord and Tenant.
The Option is personal to the original Tenant and may not be assigned to any third party except to an Affiliate in connection with a Permitted Transfer pursuant to Section 11.1 below.
     3. Rent and Tenant Improvement Allowance.
          3.1 Monthly Payment. Tenant shall pay Landlord Base Rent and Operating Expenses set forth in Sections 1.4 and 1.7 above and Section 3.3 below without notice, demand, offset or deduction, except as otherwise provided herein. Tenant shall pay Landlord the Initial Payment provided in Section 1.5 above upon execution and delivery of this Lease. Rent for any period during the Term which is for less than one calendar month shall be prorated based upon the actual number of days of the applicable calendar month. Rent shall be payable in lawful money of the United States to Landlord at the address stated in Section 22 below or to such other person or at such other places as Landlord may designate in writing.
          3.2 Tenant Improvement Allowance. Provided that Tenant is not in default under the Lease after the lapse of any applicable notice and cure periods, Landlord agrees to contribute the sum of One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) (“Allowance”) toward the cost of constructing the Initial Alterations as provided in Section 6.3(a) below.

          3.3 Operating Expenses.
               (a) This Lease contemplates a transaction commonly described as a “triple-net lease” whereby the parties intend that Tenant shall bear all of the costs related to the operation, repair, maintenance, management, restoration and replacement of the Building or any portion thereof, except as otherwise expressly set forth in this Lease (collectively, “Operating Expenses”). Subject to the provisions of Section 1.7 above, in addition to the Base Rent, Tenant shall pay to Landlord during the Term of this Lease one hundred percent (100%) of Operating Expenses as provided in this Section 3.3. The Parties acknowledge that, Landlord intends to record a subdivision of the single legal parcel currently containing the Building and the building located at 5880 Pacific Center Boulevard into two (2) legal parcels (“Lot Split”) in the Official Records of San Diego County prior to the Direct Expense Date. Following the Lot Split, one new parcel will consist of the portion of the original parcel located at 5870 Pacific Center Boulevard (“5870 Parcel”), including the Building, and the other new parcel will consist of the portion of the original parcel located at 5880 Pacific Center Boulevard (“5880 Parcel”), including the building thereon. Beginning on the date (“Direct Expense Date”) which is the later of the Rent Commencement Date (i.e., January 1, 2005) or the effective date of the Lot Split, (i) Tenant shall be responsible for one hundred percent (100%) of the Operating Expenses attributable to the 5870 Parcel and the Building, including all of the costs related to the operation, repair, maintenance, management, restoration and replacement of the areas of the 5870 Parcel that were common areas prior to the Lot Split; (ii) Tenant shall pay Operating Expenses directly to the service providers, contractors or other appropriate third parties, except as provided below in this Section 3.3; (iii) Tenant shall maintain, repair and replace the Building Systems and shall make such structural or capital improvements to the 5870 Parcel and the Building as may be necessary to comply with Tenant’s obligations under this Lease, provided, that, Tenant shall not be obligated to make any structural or capital improvements to the foundation, roof, or structural or exterior walls of the Building; (v) Landlord shall be responsible only for costs related to the foundation, roof, and structural and exterior walls of the Building; and (vii) Tenant shall continue to pay Landlord directly for the Real Property Taxes.
               (b) Operating Expenses payable by Tenant shall include, without limitation:
                    (i) costs and expenses incurred in the operation, repair, maintenance, management and replacement of (A) surfaces, coverings and parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, irrigation systems, lighting facilities, fences and gates, and all taxes and assessments, utilities, insurance premiums, administrative charges and other costs; and (B) all heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunications equipment, elevators and escalators, tenant directories, fire detection systems, sprinkler systems and other equipment servicing the Building (collectively, “Building Systems”);
                    (ii) janitorial and trash disposal for the common areas;
                    (iii) the cost incurred in connection with the implementation or operation of a transportation system management program or similar program, and the cost of any equipment rental agreements or personal property used in connection with the maintenance, operation or repair of the Building;
                    (iv) the cost of the premiums for the liability and property insurance policies (including, but not limited to, boiler and machinery insurance), earthquake and flood insurance and other insurance policies maintained by Landlord, pursuant to Section 7 below;
                    (v) the cost of water, sewer, gas, electricity, heating, ventilation, air-conditioning and other utilities or services provided to the Building;
                    (vi) replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby, except for any capital improvements, repairs and/or replacements made by Landlord to the foundation, roof, and structural and exterior walls of the Building as these expenses shall be at Landlord’s sole cost and expense;
                    (vii) replacing equipment or improvements (other than the roof, the foundation and the structural and exterior walls of the Building); and
                    (viii) association fees payable pursuant to the CC&Rs and any other owners’ association dues or fees.
     The components of Operating Expenses listed as items (iv) and (viii) above (i.e., insurance costs and association fees), together with Real Property Taxes, shall be paid directly by Landlord. Tenant shall pay Landlord such costs, together with an administrative fee equal to two percent (2%) of the aggregate amount of items (iv) and (viii) above and Real Property Taxes, within fifteen (15) days after delivery of invoice therefor to Tenant from Landlord, which invoice shall include the itemized bill received by Landlord for such item. Tenant shall have no obligation to reimburse Landlord for any Operating Expenses pursuant to this Section 3.3 other than for items (iv) and (viii) above, the Real Property Taxes and the administrative fee.
          3.4 Definition of Rent. The capitalized term “Rent,” as used in this Lease, shall mean the Base Rent, Operating Expenses and any and all monetary obligations of Tenant under this Lease.
          3.5 Intentionally Omitted.
     4. Security Deposit . Tenant shall deposit with Landlord upon execution hereof the Security Deposit set forth in Section 1.6 of the Basic Lease Provisions as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Rent or other charges due hereunder after the lapse of any applicable notice and cure periods, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, and/or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount set forth in Section 1.6 (as decreased pursuant to the last sentence of this Section 4 below, if applicable). Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit (as decreased pursuant to the last sentence of this Section 4 below, if applicable), or so much thereof as has not been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) within thirty (30) days after the Term expires and Tenant vacates the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. Notwithstanding anything to the contrary contained in this Section 4, so long as Tenant is not in default of any of its obligations under this Lease after the lapse of any applicable cure periods, and never has been in default of any of its material monetary obligations under this Lease after the lapse of any applicable notice and cure periods, Landlord shall reduce the amount of the Security Deposit by Sixty-Eight Thousand Seventy-Three and 10/100 Dollars ($68,073.10) on December 31, 2007, and by Seventy-Five Thousand Thirty-Seven and 10/100 Dollars ($75,037.10) on December 31, 2009, and Landlord shall apply such amounts against Tenant’s next Rent obligations coming due hereunder, respectively.
     5. Use.
          5.1 Use. The Premises shall be used and occupied only for the purpose set forth in Section 1.2 of the Basic Lease Provisions and Tenant shall not use or permit the Premises or any part thereof to be used for any other purpose or purposes whatsoever. Tenant shall keep the Premises and every part thereof in a clean and safe condition free of nuisances. Tenant shall have access to and the right to conduct its business operations at the Premises twenty-four (24) hours a day, seven (7) days a week.
          5.2 Compliance with Law; Insurance Requirements. Tenant shall, at Tenant’s sole cost and expense, promptly comply with all Applicable Laws (including, without limitation, the ADA), rules, regulations, orders, the CC&Rs, and the requirements of any insurance underwriters or ratings bureaus, now in effect or which may hereafter come into effect, relating in any manner to the Premises and the occupation and use of the Premises by Tenant and (subject only to Landlord’s representations in Section 2.2 above) any improvements or alterations made to the Premises by or on behalf of Tenant. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the common areas in any unlawful manner or in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Building. Notwithstanding anything to the contrary in this Lease, no such requirement by Tenant to comply with laws shall be construed as requiring Tenant to make structural or capital improvements to the foundation, roof or structural and exterior walls of the Building.
          5.3 Rules and Regulations. Tenant agrees to comply with all of the rules and regulations attached hereto as Exhibit “D” with respect to the Building, as the same may be reasonably supplemented and/or modified by Landlord from time to time, and to cause its invitees to comply with the same. Landlord shall have the right, from time to time, to reasonably modify and amend the rules and regulations, provided that a copy of any such modification or amendment is delivered to Tenant prior to the effective date thereof.

          5.4 Suitability of Premises. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and neither Landlord nor any agent of Landlord has made any representation or warranty as to the present or future suitability of the Premises, common areas, or Building for the conduct of Tenant’s business. Tenant further acknowledges that it is accepting the Premises, and that Landlord is delivering the Premises to Tenant, on an “as is”, “where is” basis, without any representations by Landlord regarding the condition thereof except that Landlord represents and warrants that, as of the Commencement Date, (a) Landlord has not received any written notice of violation of any Applicable Laws and, to the actual knowledge of Landlord without investigation or inquiry, the Premises are not in material violation of any Applicable Laws as of the Commencement Date, (b) the foundation, roof, and structural and exterior walls of the Building are in good working order and (c) to Landlord’s actual knowledge, without investigation or inquiry, the Building Systems are in working order.
          5.5 Vehicle Parking: Subject to the rules and regulations attached hereto as Exhibit “D” and as established by Landlord from time to time, and any recorded covenants and restrictions, Tenant and its employees, agents, customers and invitees shall have the right to use the number of parking spaces indicated in Section 1.8 of the Basic Lease Provisions within the parking areas located adjacent and contiguous to the Building (“Parking Area”) at no charge. Landlord shall have the right to relocate and/or restripe any portion of the Parking Area in its sole discretion, provided that the number of parking spaces allocated to Tenant shall not be decreased.
          5.6 Changes to Common Areas. Prior to the effective date of the Lot Split, Landlord shall have the right, in Landlord’s sole discretion, from time to time to: (a) close temporarily any of the common areas for maintenance and/or alteration purposes so long as reasonable access to the Premises remains available; (b) designate other land and improvements outside the present boundaries of property surrounding the Building to be a part of the common areas; (c) use the common areas while making additional improvements, repairs or alterations to the Building or any portion thereof provided that such use does not materially adversely interfere with Tenant’s business operations and there is no reduction in the parking for, or access to, the Premises; and (d) do and perform such other acts and make such other changes in, to or with respect to the common areas and the other portions of the Building as Landlord may reasonably deem to be appropriate provided that such acts do not materially adversely interfere with Tenant’s business operations and there is no reduction in the parking for, or access to, the Premises.
          5.7 Roof Rights.
               (a) Tenant shall have the non-exclusive right to use certain rooftop and antenna space and certain related vertical penetrations in the rooftop and related interior space, as designated by Landlord on and within the Building (“Antenna Space”) for the use of communications antennas and/or satellite dishes for Tenant’s business (“Permitted Equipment”) and for no other purposes. Tenant shall have access to the rooftop upon twenty- four (24) hours prior notice to Landlord and when accompanied by a representative of Landlord. The location of all of such communications antennas and/or satellite dishes shall be at locations reasonably designated by Landlord provided that such locations will allow Tenant to transmit and receive reception without interference (“Interference Free Location”). If from time to time a location designated by Landlord, which initially is acceptable to Tenant as an Interference Free Location, subsequently becomes unacceptable because of conditions which create interference, Landlord shall designate and make available to Tenant a new Interference Free Location. The installation and any costs relating thereto, and the maintenance, repair, insurance obligations and liability, with respect to such communications antennas and/or satellite dishes, shall be borne completely by Tenant.
               (b) Tenant shall, at its sole cost and expense, obtain and maintain any and all permits, approvals and/or licenses required by the CC&Rs and any and all governmental agencies having jurisdiction over the Building for the construction, installation and operation of the Permitted Equipment. Tenant shall not use the Antenna Space in any way that interferes (electronically or otherwise) with the use of the Building by Landlord or by any third party office tenants or licensees of Landlord. Upon written notice from Landlord to Tenant of any such interference, Tenant shall immediately eliminate or mitigate such interference to the reasonable satisfaction of Landlord. If such interference cannot be eliminated or mitigated to the reasonable satisfaction of Landlord within five (5) business days following such notice, Tenant shall immediately cease operating the equipment or portion thereof causing such interference. Tenant shall not perform any maintenance, repairs, alterations or other work on the Permitted Equipment in any manner that disrupts or interferes with the use of the Building by Landlord or by other tenants or licensees of Landlord. Tenant shall not make any improvement or alteration or take any other action that affects the integrity of the roof of the Building. Tenant shall be responsible for any damage, which Tenant or its agents or invitees may cause to the roof.
               (c) Tenant shall cooperate with Landlord with respect to any and all maintenance and/or repair work performed by Landlord on or to the roof (collectively, “Roof Work”) during the term, as the same may be extended. In connection with such cooperation, Tenant shall temporarily move and/or relocate, at Landlord’s sole cost and expense, any and all portions of the Permitted Equipment and Tenant’s improvements on or to the portion of the Antenna Space located on the roof to the extent and for the duration reasonably necessary to accommodate any Roof Work. Landlord shall notify Tenant not less than fifteen (15) business days prior to the commencement of any Roof Work. Landlord shall use commercially reasonable efforts to prevent any interference with or to the use and operation of the Permitted Equipment by Tenant during the performance of any Roof Work. In the event that Landlord desires to remodel, improve or otherwise alter the Building so as to require the relocation of the Permitted Equipment, then upon sixty (64) days prior notice to Tenant, Tenant shall cooperate with Landlord in relocating the Permitted Equipment provided that (a) such relocation is at Landlord’s expense, and (b) such relocation does not have any adverse effect on the continued operation of the Permitted Equipment.
               (d) Upon termination of this Lease, Tenant shall (a) remove all of the Permitted Equipment and any and all other equipment, fixtures and personal property of Tenant from the Antenna Space, (b) repair any damage caused by such removal, and (c) surrender the Antenna Space to Landlord free and clear of all debris.
          5.8 Furniture. In connection with Landlord’s delivery of the Premises to Tenant, Landlord shall deliver the Premises to Tenant with those certain items of moveable furniture and furniture systems located in the office portion(s) of the Premises as of the Effective Date (collectively, “Furniture”). Landlord does hereby grant, sell, convey, transfer and deliver all of Landlord’s rights, title and interests in and to the Furniture to Tenant. Tenant shall accept the Furniture in its current “AS-IS,” “WHERE-IS,” condition, without any representation or warranty by Landlord, except that Landlord warrants that it has not directly encumbered the Furniture with any monetary liens. Tenant shall, at all times during the Term, at Tenant’s own expense, maintain and keep the Furniture in good order, repair and condition. Tenant shall be responsible for the removal of the Furniture upon the expiration or earlier termination of this Lease.
     6. Maintenance, Repairs, Alterations and Additions.
          6.1 Landlord’s Maintenance Obligation.
               (a) Subject to the provisions of Section 8 and 13 below, and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees (unless such repair is of the type that would be covered by the insurance Landlord is required to maintain under this Lease in which case Tenant shall not be obligated to reimburse Landlord therefor), Landlord shall keep the foundation, roof, and structural and exterior walls of the Building in good order, condition and repair. Landlord shall not be obligated to maintain or repair any Building Systems, or any windows, doors, plate glass or the surfaces of walls within or making up any part of the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair at its own expense. Tenant waives the benefit of any present or future law which provides Tenant the right to repair the Premises or Property at Landlord’s expense (but Tenant shall have the self help rights provided in Section 6.1(b) below). If as a direct result of any maintenance or repair work performed by Landlord pursuant to this Section 6.1(a) or any other work performed by Landlord on or within the Premises (except in connection with the provisions of Section 6.2 below), Tenant is prevented from using and does not use the Premises or any portion thereof and (“Abatement Event”), Tenant shall give Landlord notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as defined below), then the Base Rent shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using and does not use the Premises or a portion thereof, in the proportion that the square footage of that portion of the Premises that Tenant is prevented from using and does not use bears to the total square footage of the Premises. The term “Eligibility Period” shall mean a period of three (3) consecutive days after Landlord’s receipt of any Abatement Notice.
               (b) Notwithstanding anything to the contrary set forth in this Section 6.1, if Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord’s obligation to perform under Section 6.1(a) above, and Landlord fails to undertake such repairs and/or maintenance within a reasonable period of time, given the circumstances, after receipt of such notice (but in no event earlier than ten (10) days after receipt of such notice except in cases where there is an immediate threat of material and substantial property damage or immediate threat of bodily injury, in which case such shorter period of time as is reasonable under the circumstances), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days’ notice to Landlord that Tenant is taking such required action (or no additional notice in the event of an emergency which threatens life or where there is imminent danger to property or a possibility that a failure to take immediate action could cause a material, adverse disruption in Tenant’s normal and customary business activities). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such three (3) business day period (or the initial notice and repair period set forth in the first sentence of this Section 6.1(b) in the event of emergencies where no second notice is required) (“Outside Repair Period”), then Tenant shall be entitled to reimbursement by Landlord of Tenant’s actual, reasonable, and documented costs and expenses in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord’s receipt of Tenant’s invoice of such costs and expenses, and if Landlord fails to so reimburse Tenant within such thirty (30) day period, then Tenant shall be entitled to offset against the Rent payable by Tenant under this Lease the amount of such invoice; provided, however, that notwithstanding the foregoing to the contrary, if (i) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period described above, a written, reasonably particularized, objection to Tenant’s right to receive any such reimbursement based upon Landlord’s good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (ii) Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice based upon Landlord’s good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such thirty (30) day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement or offset against Rent, but Tenant, as its sole remedy, may notify Landlord that Tenant elects to resolve the dispute pursuant to binding arbitration under the auspices of JAMS (or any successor organization) in San Diego County, California according to the then rules for commercial arbitration for such organization. In the event Tenant undertakes such repairs and/or maintenance, and such work will affect the Building Systems, any structural portions of the Building, any areas outside the Building and/or the exterior appearance of the Building (or any portion thereof), Tenant shall use only those unrelated third party contractors used by Landlord in the Building for such work unless such contractors are unwilling or unable to perform such work at competitive prices, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable first-class office buildings located in the vicinity of the Building. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord’s consent for such repairs.
          6.2 Tenant’s Maintenance Obligations. Except as provided in Section 6.1 above, and Sections 8 and 13 below, Tenant shall keep all portions of the Premises (including systems and equipment, the Parking Area and the exterior access ways), and Building Systems in working order, condition and repair (including repainting and refinishing, as needed) during the Term. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, and such contract and contractor shall be subject to reasonable approval by Landlord. In addition, upon the date on which Landlord records the Lot Split in the Official Records of San Diego County and thereafter, except as provided in Section 6.1 above, and Sections 8 and 13 below, Tenant shall keep all portions of the 5870 Parcel (including systems and equipment, the Parking Area, the exterior access ways and landscaping) in working order, condition and repair (including repainting and refinishing, as needed) during the Term. If any portion of the 5870 Parcel, or any system or equipment in the 5870 Parcel, that Tenant is obligated to repair cannot be repaired or restored, Tenant shall promptly replace such portion of the 5870 Parcel or system or equipment, regardless of whether the benefit of such replacement extends beyond the Term. Tenant shall fulfill all of Tenant’s obligations under this Section 6.2 at Tenant’s sole cost and expense. If Tenant shall fail to maintain, repair or make replacements to the Premises or the 5870 Parcel as required by this Section 6.2 within a reasonable period of time, given the circumstances, after receipt of notice from Landlord (but in no event earlier than ten (10) days after receipt of such notice except in cases where there is an immediate threat of material and substantial property damage or immediate threat of bodily injury, in which case such shorter period of time as is reasonable under the circumstances), Landlord may enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement within ten (10) business days following the payment of such costs by Landlord. Upon expiration of the Term or earlier termination of the Lease, Tenant shall surrender the Premises to Landlord with all Building Systems in working order.
          6.3 Alterations and Additions.
               (a) Tenant shall have the right to construct improvements on and within the Premises (“Initial Alterations”) as provided below in this Section 6.3(a). Prior to the commencement of construction of the Initial Alterations, Tenant shall submit to Landlord for its approval (which shall not be unreasonably withheld or delayed and shall be deemed approved if Landlord does not respond within ten (10) business days after such submission) detailed construction drawings and specifications for the Initial Alterations and the identity of the general contractor selected by Tenant to construct the Initial Alterations. Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than $1,000,000.00, or (iv) is not licensed as a contractor in the State of California. Tenant shall construct or cause the construction of the Initial Alterations in full compliance with Applicable Laws, including, without limitation, all applicable building and electrical code requirements. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor constructing the Initial Alterations, within thirty (30) days following completion of the construction of the Initial Alterations and receipt by Landlord of (1) invoices covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work completed; (3) unconditional lien releases from the general contractor and all subcontractors; (4) as-built drawings for the Initial Alterations (if applicable); and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with Applicable Laws. The Allowance shall be disbursed in the amount reflected on the invoices meeting the requirements above. Notwithstanding anything in this Lease to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of any uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

In the event that Tenant does not use the entire Allowance for the Initial Alterations, Landlord shall pay Tenant the unused portion of the Allowance within thirty (30) days after Tenant’s request therefor (provided that each of the conditions precedent to disbursement of the Allowance have been satisfied relative to the Initial Alterations).
               (b) Except for the Initial Alterations, Tenant shall not, without Landlord’s prior written consent, make any alterations or additions in, on or to the Premises. Landlord’s consent to any such alterations or additions shall not be unreasonably withheld; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any additions or alterations that would affect the structural portions of the Building or any Building Systems, or which can be seen from the exterior of the Premises. Notwithstanding the foregoing, however, Tenant shall have the right to make alterations and/or additions in, on or to the Premises that do not affect the structural portions of the Building or any Building Systems and do not cost in excess of Thirty Thousand and 00/100 Dollars ($30,000.00) in each instance (“Permitted Alterations”), provided that (i) Tenant shall deliver notice to Landlord not less than five (5) days prior to making any such Permitted Alterations to allow Landlord to post notices of non responsibility and (ii) any such Permitted Alterations shall comply with Applicable Laws. Within thirty (30) days following the construction of any alterations and/or additions in, on or to the Premises made by Tenant pursuant to this Section 6.3(a), Tenant shall provide Landlord with copies of “as-built” drawings for such alterations and/or additions (if applicable). In the event that such drawings are not provided to Landlord within such thirty (30) day period, Landlord shall have no obligation to repair or restore any such alterations and/or additions under this Lease in the event of any casualty to the Premises. At the expiration of the Term, Landlord may require the removal of any or all of such alterations or additions (provided Landlord so notifies Tenant of such requirement at the time of Tenant’s request for consent to such alteration or addition) and the restoration of the Premises to their prior condition (reasonable wear and tear excepted), at Tenant’s expense. Tenant shall have no obligation to remove the Initial Alterations, unless at the time of Tenant’s request for consent to the Initial Alterations, Landlord notifies Tenant that Tenant must remove any or all of the Initial Alterations. Should Landlord permit Tenant to make any alterations or additions, Tenant shall use only contractors expressly approved by Landlord (which approval shall not be unreasonably withheld and shall be deemed approved if Landlord does not respond within five (5) business days after request). Such contractors shall carry liability and such other insurance of a type and in such reasonable amounts as Landlord shall reasonably require, naming Tenant, Landlord, Landlord’s asset manager and property manager and any other party Landlord reasonably specifies as additional insureds. Before commencing the work, such contractors shall furnish Landlord with certificates of insurance evidencing such coverage. Tenant shall also maintain a policy of “builder’s risk” insurance coverage for such work naming Landlord, Landlord’s property manager and any other party Landlord reasonably specifies as additional insureds, and Tenant shall provide to Landlord a certificate evidencing such coverage prior to commencing such work. Should Tenant make any alterations or additions without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove any part or all of the same.
               (c) Any alterations or additions in or about the Premises that Tenant shall desire to make (other than Permitted Alterations) shall be presented to Landlord in written form, with proposed detailed plans. If Landlord consents to such alteration or addition, the consent shall be deemed conditioned upon Tenant acquiring a permit (if required) to do so from the applicable government agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, compliance by Tenant with all conditions of said permit in a prompt and expeditious manner, and compliance by Tenant with Landlord’s commercially reasonable construction rules and regulations and scheduling requirements.
               (d) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building, or any interest therein.
               (e) Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work in the Premises by Tenant and Landlord shall have the right to post notices of non-responsibility in or on the Premises and the Building. If Tenant, in good faith, contests the validity of any lien, claim or demand regarding the work, then Tenant shall, at its sole expense, defend itself and Landlord and its agents against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or its agents or the Premises, the Building, upon the condition that if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability for the same and holding the Premises, the Building free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action if Landlord decides it is in Landlord’s best interest to participate.
               (f) All alterations and additions shall be done in a good, workmanlike, manner with good quality materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term, unless Landlord requires their removal pursuant to Section 6.3(a) above. Any trade fixtures installed and paid for by Tenant may be removed by Tenant during the Term of this Lease and shall upon demand by Landlord be removed upon expiration of the Term. Tenant shall in all events promptly repair any damage caused by removal of trade fixtures. On or prior to the expiration or termination of this Lease, Tenant shall remove any and all alterations and additions that are designated by Landlord to be removed, as provided in this Section 6.3 above, at Tenant’s sole cost and expense.
               (g) Tenant shall provide Landlord with “as-built” plans and specifications for any alterations or additions (if applicable).
          6.4 Utility Additions. Tenant may install new or additional utility facilities throughout the Building, including, but not by way of limitation, such utilities as plumbing, electrical systems, communication systems, and fire protection and detection systems, so long as such installations do not have any material and adverse effect on the Building and are installed pursuant to Section 6.3 above.
          6.5 Security System. Tenant may, in accordance with Section 6 hereof and at its own expense, install its own security system (“Tenant’s Security System”) in the Premises; provided, however, that Tenant shall obtain Landlord’s prior consent with respect to the plans and specifications for Tenant’s Security System (which consent shall not be unreasonably withheld, conditioned or delayed), and shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is reasonably compatible with the Building Systems. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, maintenance, repair, replacement and removal of Tenant’s Security System.
     7. Insurance; Indemnity.
          7.1 Liability Insurance-Tenant. Tenant shall at Tenant’s expense, obtain and keep in force during the term of this Lease (and any period prior to the Term of the Lease during which Tenant enters the Premises to conduct any fixturization or improvement work) a policy of Commercial General Liability Insurance, or equivalent, in an amount of not less than Two Million Dollars ($2,000,000.00) per occurrence of bodily injury, personal injury and property damage combined or in a greater amount as reasonably determined by Landlord and shall insure Tenant, with Landlord and Landlord’s property manager and any other party Landlord specifies as additional insureds, against liability arising out of the use, occupancy and/or maintenance of the Premises. Such insurance shall include a Broad Form Commercial General Liability Endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity obligations provided in Section 7.7 below. Compliance with the above requirement shall not, however, limit the liability of Tenant hereunder.
          7.2 Liability Insurance-Landlord. Landlord shall obtain and keep in force during the Term of this Lease a policy of Commercial General Liability Insurance, plus coverage against such other risks as is consistent with landlords of comparable buildings located in the vicinity of the Building, in such amounts as Landlord deems advisable from time to time, insuring Landlord, but not Tenant, against liability arising out of the ownership, use, occupancy or maintenance of the Building.
          7.3 Property Insurance-Tenant. Tenant shall, at Tenant’s expense, obtain and keep in force during the Term of this Lease, fire and extended coverage insurance, with vandalism and malicious mischief, and sprinkler leakage endorsements, in an amount sufficient to cover the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures and equipment in the Premises and the Building.
          7.4 Property Insurance-Landlord. Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Building, including any casualty to the Building Systems and any common areas, but not Tenant’s personal property, fixtures or equipment, for the full replacement value of the Building and any common areas providing protection against perils included within the classification of fire, extended coverage, earthquake, vandalism, malicious mischief, plate glass, and such other perils as Landlord deems advisable from time to time or may be required by a lender having a lien on the Building. Tenant will not be named in any such policies carried by Landlord and shall have no right to any proceeds therefrom. The policies required by Sections 7.2 and 7.4 shall contain such deductibles as Landlord or its lender may determine. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord. Tenant shall pay the entirety of any increase in any insurance premium for the Premises over what it was immediately prior to the commencement of the Term of the Lease if the increase is specified by

Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant, or Tenant’s invitees. Landlord shall also maintain rent loss insurance coverage in connection with the provisions of Section 6.1(a) above.
          7.5 Insurance Policies. All of Tenant’s insurance policies required under this Section 7 shall (a) designate Landlord and Landlord’s property manager and any other party that Landlord specifies, as additional insureds (other than with respect to Tenant’s property damage insurance described in Section 7.3 above), (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant, and (c) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver to Landlord copies of all insurance policies required to be maintained by Tenant under this Section 7 or certificates evidencing the existence and amounts of such insurance on or before the Commencement Date of this Lease. Such policies shall be issued by insurers having a rating of A-VII or better in Best’s Key Rating Guide and who are admitted carriers in the State of California. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof
          7.6 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other (and Landlord’s property manager), and waive their entire right of recovery against the other (and Landlord’s property manager), for direct and/or consequential loss or damage arising out of or incident to the perils required by this Lease to be covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. All property insurance policies required under this Lease shall be endorsed to provide for such waivers of subrogation.
          7.7 Indemnity. Tenant shall defend, indemnify and hold harmless Landlord and its agents, members, partners and employees, from and against any and all claims for damage to the person or property of anyone or any entity to the extent arising from Tenant’s use or occupancy of the Premises and Building, and shall further defend, indemnify and hold harmless Landlord from and against any and all claims, costs and expenses to the extent arising from any breach or default in the performance of any obligations on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant’s agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein. In the event that any action or proceedings is brought against Landlord by reason of any such matters, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be indemnified. Notwithstanding the foregoing, Tenant’s indemnification obligations provided in this Section 7.7 shall not apply to any claim to the extent arising out of the negligence or intentional acts of Landlord or of any of its agents, contractors or employees. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or any damage to any portion of the Initial Alterations or any alterations or fixtures in the

Premises, or injury to persons, in, upon or about the Building arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord except to the extent arising from the negligence or intentional acts of Landlord or any of its agents, contractors or employees. Except for injury or damage arising from the negligence or willful misconduct of Tenant or its agents, employees or contractors, Landlord shall defend, indemnify and hold harmless Tenant and Tenant’s agents, members, partners and employees from and against any and all claims, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses (including, without limitation, attorneys’ fees and expenses) to the extent arising, claimed or incurred against or by Tenant from any matter or thing arising from (a) any negligent or willful misconduct of Landlord, Landlord’s agents, employees or contractors, or (b) Landlord’s breach of this Lease. The provisions of this Section 7.7 shall survive the expiration or termination of this Lease.
          7.8 Exemption of Landlord from Liability. Except to the extent resulting from or arising out of the gross negligence or intentional acts of Landlord or any of its agents, contractors or employees, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Premises or the Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Building, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Building, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant of the Building.
          7.9 No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified in this Section 7 are adequate to cover Tenant’s property or obligations under this Lease.
          7.10 Evidence of Insurance. Landlord and Tenant shall each furnish to the other, upon request from time to time, certificates evidencing that any insurance policies required hereunder are being maintained and/or certified copies of any such policies.
     8. Damage or Destruction.
          8.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other, casualty. If the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Section 8, restore the Premises. Such restoration shall be to substantially the same condition of the Premises prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage or deed of trust on the Premises, or the lessor of a ground or underlying lease with respect to the Premises, or any other modifications deemed desirable by Landlord, provided that access to the Premises shall not be materially impaired. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises to the extent that Tenant’s occupancy is materially impaired, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Operating Expenses during the time and to the extent that the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. In the event of a fire or other casualty, Tenant will have no responsibility for rebuilding and/or restoring any common areas.
          8.2 Landlord’s Option to Repair. Notwithstanding the provisions of Section 8.1 above, Landlord may elect not to rebuild and/or restore the Premises and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (a) material repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (b) the holder of any mortgage or deed of trust on the Premises, or the lessor of a ground or underlying lease with respect to the Premises shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (c) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Notwithstanding the foregoing, if thirty percent (30%) or more of the Premises are damaged by fire or other casualty or cause and do take longer than one hundred eighty (180) days to repair from the date of the casualty, Tenant shall be entitled to terminate this Lease by written notice to Landlord.
          8.3 Termination Right. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided in Section 8.2 above and (a) the damage constitutes a “Tenant Damage Event” (as defined below), and (b) the repair of such damage cannot, in the reasonable judgment of Landlord, be completed within one hundred eighty (180) days after being commenced, then Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises by fire or other casualty, which damage materially interferes with Tenant’s use of or access to the Premises and would entitle Tenant to an abatement of Rent pursuant to Section 8.1 above.

          8.4 Damage Near End of Term. In the event that the Premises are destroyed or damaged to any substantial extent during the last twelve (12) months of the Term of this Lease, then notwithstanding anything contained in this Section 8 and in addition to any termination rights that Landlord may have pursuant to Section 8.2, Landlord and Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination pursuant to this Section 8.4, Tenant shall pay the Rent, properly apportioned up to such date of termination (but subject to the abatement provisions in Section 8.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease.
          8.5 Waiver of Statutory Provisions. The provisions of this Lease, including this Section 8, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Building.
     9. Taxes.
          9.1 Payment of Taxes. Except as otherwise provided in Section 3.3 above, Tenant shall pay the Real Property Taxes applicable to the Premises during the Lease Term. Payments of annual Real Property Taxes shall be estimated by Landlord and shall be due and payable monthly on the same date as monthly payments of Base Rent. Within sixty (60) days after the expiration of each calendar year, Landlord shall provide Tenant with a statement showing the actual amount of Real Property Taxes payable for the prior calendar year. If the estimated payments of Real Property Taxes made by Tenant for such prior year pursuant to this Section 9.1 are less than or exceed the actual Real Property Taxes for such prior year as shown in any statement of actual Real Property Taxes provided by Landlord, then Tenant’s account shall be adjusted to reflect the amounts due. All deficiencies shall be payable upon receipt of invoice and all overpayments made by Tenant shall be applied as a credit by Landlord to the next installment of Real Property Taxes. Failure of Landlord to timely furnish any statement of Real Property Taxes for any period during the Term of this Lease shall not relieve Tenant from paying Real Property Taxes pursuant to this Section 9.1 nor prejudice Landlord from enforcing its rights under this Section 9.1. If any Real Property Taxes to be paid by Tenant shall cover any period of time prior to or after the expiration or sooner termination of the Term, such Real Property Taxes shall be equitably prorated to cover only the period of time within the applicable tax fiscal year this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment after such proration.
          9.2 Definition of “Real Property Taxes”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special,

ordinary or extraordinary, any assessment district charge pursuant to any existing or future assessment district, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, income, franchise or estate taxes) imposed on the Premises or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest or Landlord in the Premises or in any portion thereof, as against Landlord’s right to rent or other income therefrom, and as against Landlord’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, or as a supplement to any tax, fee, levy, assessment or charge included within the definition of “Real Property Taxes” above or (ii) which is imposed by reason of this transaction, any modifications or changes hereto. Notwithstanding the foregoing, Real Property Taxes shall not include fines, penalties or interest assessed against Landlord by the taxing authority. In the event Landlord receives a refund or other return of Real Property Taxes (including any award received as a result of Landlord’s successful protest of the amount of Real Property Taxes) for which Tenant previously paid Landlord, then such refunded amount (less the costs incurred by Landlord in obtaining such refund) shall be applied to reduce the amount of Real Property Taxes for the calendar year in which such refunded amount is received prior to calculating Tenant’s payment of Real Property Taxes for such calendar year.
          9.3 Joint Assessment. If Tenant’s personal fixtures, the taxes for which are to be paid separately by Tenant under Sections 9.2 or 9.4, are not separately assessed, Tenant’s portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information (which may include the cost of construction) as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.
          9.4 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.
          9.5 Right to Contest. Following Tenant’s request therefor, with respect to any Real Property Taxes imposed against the real property underlying the Building, Tenant shall have the right, at Tenant’s sole cost and expense, to reasonably file with or against the taxing authority imposing such Real Property Taxes (but not against Landlord) a protest or challenge of the validity of any such Real Property Taxes imposed, provided that: (i) Tenant shall timely file and diligently pursue such protest or challenge and keep Landlord apprised in writing of the status thereof (and Landlord shall have the right to participate in any such protest or challenge); and (ii) the existence of the protest or challenge will not subject Landlord or the real property underlying the Building to any interest, fines, penalties or any costs whatsoever nor prevent the exercise by Landlord of any right or remedy affecting the Building, the real property or Landlord. Landlord shall provide Tenant with notice of any increase in Real Property Taxes assessed against such real property promptly after Landlord receives a tax bill evidencing such increase.

          9.6 Installments. All assessments of Real Property Taxes which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments without the imposition of fees, penalties or interest, shall be paid by Landlord in the maximum number of installments that are permitted by law without the imposition of fees, penalties or interest; provided, however, that if the prevailing practice in buildings comparable to the Building in the vicinity of the Building is to pay such assessments on an earlier basis, and Landlord pays on such earlier basis, such assessments shall be included in Real Property Taxes as paid by Landlord.
     10. Utilities. Electricity service, water, sewer and gas service (if required by Tenant) to the Building shall be separately metered at Landlord’s sole cost and expense. Landlord shall also pay for connection fees related to such utilities. Tenant shall pay for all of the actual use thereof. There shall be no abatement of Rent and Landlord shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord’s reasonable control or due to laws or cooperation with governmental requirements.
     11. Assignment and Subletting.
          11.1 Landlord’s Consent Required. Tenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein, and shall not sublet the Premises or any portion thereof, without the prior written consent of Landlord in each instance (which shall not be unreasonably withheld, conditioned or delayed) and any attempt to do so without such consent shall be voidable at Landlord’s election (all of the foregoing are hereafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). The parties hereby agree that it shall be reasonable for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
               (a) the Transferee intends to use the portion of the Premises subject to the Transfer (“Subject Space”) for purposes which are not permitted under this Lease; or
               (b) the Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space.
          Notwithstanding any provision of this Section 11 to the contrary, Tenant shall have the right to assign the Lease at any time without Landlord’s consent (and without the application of Sections 11.2 and 11.5 below) (a) to any Affiliate (as defined below) or any entity which owns or is owned by an Affiliate; (b) any entity acquiring substantially all of the assets of Tenant; or (c) another entity in connection with the merger of Tenant with such entity (each a “Permitted Transfer”), provided that such transaction is not a subterfuge by Tenant to avoid its obligations under this Lease. For purposes of the Lease, “Affiliate” shall mean any entity which is controlled by (directly or indirectly) Tenant, or which controls (directly or indirectly) Tenant, or which is under common control with Tenant. Tenant shall notify Landlord of any Permitted Transfer on or prior to the effective date thereof.

          11.2 Tenant’s Application. If Tenant desires at any time to enter into a Transfer, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the Transfer (“Proposed Effective Date”), in writing, a notice of intent to Transfer (“Transfer Notice”), which Transfer Notice shall include:
               (a) the Proposed Effective Date, which shall be no less than thirty (30) days nor more than ninety (90) days after the sending of such notice;
               (b) the name of the proposed Transferee;
               (c) the nature of the proposed Transferee’s business to be carried on in the Premises;
               (d) the terms and provisions of the proposed Transfer;
               (e) such information as Landlord may reasonably request concerning the proposed Transferee, including recent financial statements and bank references; and
               (f) evidence reasonably satisfactory to Landlord that the proposed Transferee (if the Transfer involves a transfer of possession) will immediately occupy and thereafter use the Subject Space for the entire term of the Transfer.
          11.3 Approval Procedure. If Landlord approves a Transfer, Tenant shall, prior to the Proposed Effective Date, submit to Landlord an executed original of the Transfer agreement together with Landlord’s standard form consent to Transfer for execution by Landlord. No purported Transfer shall be deemed effective as against Landlord and no proposed Transferee shall take occupancy unless such consent is so executed by Landlord. If Landlord fails to approve or disapprove a proposed Transfer within fifteen (15) business days after request by Tenant, such Transfer shall be deemed approved.
          11.4 Required Provisions. Any and all Transfer agreements shall:
               (a) contain such items as are described in Tenant’s Transfer Notice under Section 11.2 or as otherwise agreed by Landlord;
               (b) prohibit further Transfers without Landlord’s consent under this Section 11;
               (c) impose the same obligations and conditions (including the same use provisions) on the Transferee as are imposed on Tenant by this Lease (except as to Rent and Term or as otherwise agreed by Landlord);
               (d) be expressly subject and subordinate to each and every provision of this Lease;
               (e) have a term that expires on or before the expiration of the Term of this Lease; and

               (f) provide that Tenant and/or Transferee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the Transfer.
          11.5 Fees for Review. Tenant shall pay to Landlord any and all reasonable costs and expenses, including actual attorneys’ fees, and any property management expenses, incurred by Landlord in connection with reviewing each such transaction, up to a maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) for each transaction. Tenant shall pay any such costs and expenses to Landlord within thirty (30) days after written request.
          11.6 No Release of Tenant. No consent by Landlord to any Transfer by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent or Transfer. Landlord’s consent to any Transfer shall not relieve Tenant from the obligation to obtain Landlord’s express prior written consent to any other Transfer. The acceptance by Landlord of payment from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent Transfer, or be a release of Tenant from any obligation under this Lease.
          11.7 Assumption of Obligations. Each Transferee shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term of this Lease. No Transfer shall be binding on Landlord unless the Transferee delivers to Landlord a counterpart of the instrument of Transfer in recordable form which contains a covenant of assumption by the Transferee satisfactory in substance and form to Landlord, consistent with the above requirements. The failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability to Landlord hereunder. Landlord shall have no obligation whatsoever to perform any duty to or respond to any request from any subtenant, it being the obligation of Tenant to administer the terms of its sublease.
          11.8 Deemed Transfers. Except for a Permitted Transfer, for purposes of this lease, the tern “Transfer” shall also include the following transactions, which shall be subject to all of the provisions of this Section 11: (a) if the Tenant is a non-publicly traded corporation, (i) the dissolution, merger, consolidation or other reorganization of Tenant, the sale or transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death) within a twelve (12) month period, or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; or (b) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or a transfer of fifty percent (50%) or more of the partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof.
          11.9 Assignment by Operation of Law. No interest of Tenant in this Lease shall be assignable by operation of law.

          11.10 Assignment of Sublease Rents. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any subletting of all or any part of the Premises, and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application, may collect such rents and apply same toward Tenant’s obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right and license to collect such rents, subject to Landlord’s right to receive and Tenant’s obligation to pay to Landlord pursuant to Section 11.5 above.
          11.11 Right to Sublease. Tenant shall be permitted, upon prior written notice to Landlord (without otherwise triggering the provisions of this Section 11), to enter into any sublease of individual offices within the Premises on a form pre-approved by Landlord not to exceed twenty-five percent (25%) of the rentable square feet of the Premises in the aggregate, and such sublease(s) shall not be deemed a Transfer under this Section 11; provided that (a) Tenant shall give Landlord prior written notice of any such sublease(s) and promptly provide Landlord with any documents or information requested by Landlord regarding such sublease(s) (including, but not limited to, applicable certificates of insurance), and (b) Tenant shall not be permitted to separately demise any such subleased space nor shall such subtenants be permitted to maintain a separate reception area in the Premises. However, any proposed sublease that would result in an aggregate amount of subleased space greater than twenty-five percent (25%) of the rentable square feet of the Premises shall require Landlord’s prior written consent and shall be deemed a Transfer under this Section 11.
     12. Default; Remedies.
          12.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:
               (a) The breach by Tenant of any of the provisions of Sections 6.3(a), (b) or (d) (Alterations and Additions), 11.1 (Assignment and Subletting), 29.2 (Subordination), 32 (Auctions, Other Sales and Cessation of Business), or 40.1 (Easements), and the failure of Tenant to cure such default within ten (10) business days after notice from Landlord.
               (b) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice regarding such nonpayment pursuant to any applicable summary eviction statute (including California Code of Civil Procedure Section 1161, et seq.), such notice shall also constitute the notice required by this Section 12.1(b).
               (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in Sections 12.1(a) and (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under any applicable summary eviction statute (including California Code of Civil Procedure Section 1161, et seq).
               (d) (i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) Tenant becoming a “debtor” as defined in the Bankruptcy Code or any successor statute, unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days, all of which are hereby deemed to be non-curable defaults without the necessity of any notice by Landlord to Tenant thereof
               (e) The existence of materially false information in any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of any of Tenant’s obligations hereunder.
          12.2 Remedies. In the event of any material default of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:
               (a) Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord pursuant to Section 14 applicable to the unexpired Term of this Lease. As used herein, the term “rent” shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease.
               (b) Without terminating this Lease, re-enter and take possession of the Premises or any part thereof, and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, and relet the Premises, or any part thereof, in Landlord’s or Tenant’s name, but for the account of Tenant. In such event, Tenant shall in no manner be relieved from liability for payment of rent covering the balance of the Term of this Lease, and Landlord’s retaking shall not be considered an acceptance of the Premises nor a manifestation of an intent to terminate this Lease.

               (c) Landlord shall have the remedy described in California Civil Code Section 1951.4. Accordingly, Landlord may maintain Tenant’s right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
               (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.
          12.3 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required by Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust covering the Premises or ground lessor of the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.
          12.4 Late Charges. If any installment of Base Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee on or prior to the tenth (10th) day of the month due, Tenant shall pay to Landlord a late charge equal to four percent (4%) of such overdue amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedied granted hereunder.
          12.5 Interest on Past-Due Obligations. Any amount not paid by Tenant to Landlord when due shall bear interest (“Interest Rate”) from the date due at the lesser of (a) ten percent (10%) per annum or (b) the maximum rate than allowable by law, except that interest shall not be payable on any late charge. Payment of interest shall not excuse or cure any default by Tenant.
     13. Condemnation. If all or any portion of the Premises or the Building are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation, provided that if so much of the Premises is taken, or if access to the Premises is impaired, by such condemnation as would substantially and adversely affect the operation of Tenant’s business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after the condemning authority takes such possession, to terminate this Lease as of the date the condemning authority takes such possession. If neither Landlord nor Tenant terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect, but if a portion of the Premises shall be taken, the Base Rent and Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common areas taken shall be excluded from the common areas usable by Tenant and no reduction of Rent shall occur with respect thereto or by reason thereof. Any award for taking of all or any part of the Premises or the Building under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s trade fixtures, goodwill, removable personal property and unamortized alterations and improvements that have been paid for by Tenant out of Tenant’s own funds (and not paid for by Landlord out of the Allowance or otherwise). In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 265.130 of the California Code of Civil Procedure.
     14. Broker’s Fee. Tenant and Landlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than the persons whose names are set forth in Section 1.9 above) in connection with the negotiations of this Lease and/or the consummation of the transaction contemplated hereby, and that it does not know of any other broker or other person, firm or entity who is entitled to any commission or finder’s fee in connection with such transactions, and Tenant and Landlord each hereby defend, indemnify and hold the other harmless from and against any costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.
     15. Estoppel Certificates and Financial Statements. Tenant shall at any time upon fifteen (15) days prior written notice from the Landlord execute, acknowledge and deliver to Landlord and any lender of Landlord or prospective purchaser of the Building a statement in writing (i) certifying that this Lease is unmodified and in frill force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or specifying such defaults if any are claimed; and (iii) confirming such other factual information regarding the status of this Lease as may be reasonably requested. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Failure to deliver such statement within such time shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) if Landlord is the requesting party, not more than one month’s Rent has been paid in advance. Tenant further agrees to deliver to Landlord, or to any lender or purchaser designated by Landlord, audited financial statements of Tenant for the preceding three (3) years within fifteen (15) business days following written request therefor from Landlord, provided that such request shall not be made more than one (1) time per year during the Term of the Lease. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for purposes of evaluating the financing or purchasing of the Building.
     16. Landlord’s Liability. The term “Landlord” as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Tenant’s interest in any ground lease of the Building. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.
     17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no event affect the validity of any other provision hereof.
     18. Force Majeure. Any obligation of either party which is delayed or not performed due to an act of God, strike, riot, shortage of labor or materials, war (whether declared or undeclared), laws, governmental regulations or restrictions or any other governmental action or inaction, or any other cause of any kind whatsoever which is beyond such party’s reasonable control, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of the cause for delay or nonperformance; provided, however, that this Section 18 is not intended to and shall not extend the time period for the payment of any monetary amounts due from either party to the other party under this Lease nor relieve either party from their monetary obligations to the other under this Lease.
     19. Time is of the Essence. Time is of the essence with respect to the obligations to be performed under this Lease.
     20. Additional Rent. All monetary obligations of Tenant to Landlord under the terms of this Lease, including but not limited to any expenses payable by Tenant hereunder, shall be deemed to be rent.
     21. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Broker designated in Section 1.9 above, nor the Landlord nor any employee or agent of any of such persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Building and Tenant acknowledges that, subject only to the provisions of Section 2.2 above, Tenant assumes all responsibility regarding the California Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all Applicable Laws in effect during the Term of this Lease.
     22. Notices. Any notice, demand or statement required or permitted to be given hereunder shall be in writing and may be given by personal delivery, by certified or registered United States Mail (“U.S. Mail”), by recognized overnight courier service, or by telecopier, addressed to a party at the address specified below or such other address for notice purposes as may be later specified by notice to the other party, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes. Notices shall be deemed given upon actual receipt at the address required, or if by registered or certified U.S.

Mail, postage prepaid, when delivered, or if by telecopier, upon electronic confirmation of good receipt by the receiving telecopier, whichever first occurs. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such other party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

If to Landlord:	Kentoo LLC
4350 Executive Drive, Suite 301
San Diego, CA 92121
Attn: Kenneth R. Satterlee
Telecopier: (858) 452-3206

If to Tenant prior to the Commencement Date:

Artes Medical USA, Inc.
4660 La Jolla Village Drive, Suite 825
San Diego, CA 92122
Attn: Russell Anderson
Telecopier: (858) 550-9997

If to Tenant after the Commencement Date: The Premises [Attn: Dr. Stefan Lemperle], with a copy of any notice required pursuant to Section 12.1 above to:

Allen Matkins Leck Gamble & Mallory LLP
501 W. Broadway, 9th Floor
San Diego, CA 92 101
Attn: Brian Kintz, Esq.
Telecopier: (619) 233-1158
     23. Waivers. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. Either party’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of such party’s consent to or approval of any subsequent act by the other party. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.
     24. Intentionally Omitted.
     25. Holding Over. If Tenant, with or without Landlord’s consent, remains in possession of all or any part of the Premises after the expiration or earlier termination of the Term of this Lease, such occupancy shall be a tenancy from month to month, only, upon all of the provisions of this Lease pertaining to the obligations of Tenant, except for Base Rent. If Tenant holds over after the expiration or earlier termination of the Term of this Lease for thirty (30) days or less, then for such thirty (30) day hold-over period (or portion thereof) Tenant shall pay monthly Base Rent in advance in an amount equal to one hundred twenty-five percent (125%) of monthly Base Rent payable immediately preceding the expiration of the Term. If

Tenant holds over for more than thirty (30) days after the expiration or earlier termination of the Term of this Lease, then for such hold-over period beginning on the thirty-first (31st) day after the expiration or earlier termination of the Term of this Lease, Tenant shall pay monthly Base Rent in advance in an amount equal to one hundred fifty percent (150%) of monthly Base Rent payable immediately preceding the expiration of the Term. Nothing contained in this Section 25 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 25 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease and Landlord provides Tenant with at least fifteen (15) business days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding Tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
     26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.
     27. Covenants and Conditions. Each provision of this Lease to be performed by Tenant shall be deemed both a covenant and a condition.
     28. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provisions of Section 16, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any litigation concerning this Lease between the parties hereto shall be initiated in the County of San Diego.
     29. Subordination.
          29.1. This Lease, including but not limited to any option or right of first refusal granted hereby, is subordinate to any ground lease, mortgage, deed of trust or any other security interest now or hereafter affecting the Building, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that Tenant’s subordination of this Lease to any future ground lessor or holder of a security interest affecting the Building is conditioned upon Tenant’s receipt of a non-disturbance agreement in favor of Tenant from such ground lessor or holder of a security interest. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default after the lapse of any applicable cure periods and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. On or prior to the Commencement Date, Landlord shall obtain a Subordination, Non-Disturbance and Attornment Agreement executed by its lender in favor of Tenant, whereby such lender agrees, among other things, to recognize this Lease and Tenant’s right to quiet possession of the Premises in the event that such lender becomes the owner of the Building through foreclosure or otherwise. Notwithstanding such subordination, any ground lessor, mortgagee, trustee or holder of any other security interest shall have the right, at its election upon written notice to Tenant, to have this Lease be made prior to its ground lease or the lien of its mortgage, deed of trust or other security interest, whether this Lease is dated prior or subsequent to the date of said ground lease, mortgage, deed of trust or other security interest or the date of recording thereof. Upon termination of any ground lease or foreclosure of any mortgage, deed of trust or other security interest, Tenant shall attorn, without any deductions or set offs whatsoever, to the ground Landlord or any purchaser upon foreclosure.
          29.2. Tenant agrees to execute any reasonable documents required to effectuate subordination or attornment, or to make this Lease prior to any ground lease or any mortgage, deed of trust or other security interest, if requested by Landlord or any ground lessor or holder of a mortgage, trust deed or other security interest. Tenant’s failure to execute such documents within fifteen (15) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant.
     30. Attorneys’ Fees; Jury Trial. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees paid by the losing party as fixed by the court whether or not such action is pursued to decision or judgment. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notice of default and consultations in connection therewith, whether or not a legal action is subsequently commenced. Each party hereby waives any right to a trial by jury in any action to enforce the specific performance of this Lease, for damages for the breach hereof, or otherwise for enforcement of any remedy hereunder.
     31. Landlord’s Access.
          31.1. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times after twenty-four (24) hours notice to Landlord (except in the event of an emergency) for the purpose of inspecting the same, performing any services required of Landlord, showing the same to prospective purchasers, lenders, or tenants, taking such measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements, or additions to the Premises or to the Building as Landlord may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect. on Tenant’s use of the Premises. Landlord may at any time during the last one hundred twenty (120 days) of the Tern hereof place on or about the Premises “For Lease” signs.
          31.2. All activities of Landlord pursuant to this Section 31 shall be without abatement of Rent, nor shall Landlord have all liability to Tenant for the same.
          31.3. Landlord shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any charges for damages or injuries or interference with Tenant’s property or business in connection therewith, except to the extent resulting from or arising out of the gross negligence or intentional acts of Landlord or any of its agents, contractors or employees.
     32. Auctions and Other Sales. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the common areas without Landlord’s prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.
     33. Signs. Subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), Tenant shall be permitted to install, at Tenant’s cost, the maximum identity signage on the Building permitted by law at locations reasonably approved by Landlord (including, without limitation, a sign on the top of the Building) and one monument sign at a location reasonably approved by Landlord all in compliance with the CC&Rs and all applicable governmental sign regulations. Landlord agrees that, during the Term of this Lease, Tenant shall have the exclusive right to signage on and in the Building. Following the installation of the signs, Tenant shall maintain the same, at Tenant’s sole cost, in a clean and sightly condition and in good working order throughout the Lease Term. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost, remove all signage from the Premises and repair any and all damage, if any, caused by such removal.
     34. Merger. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.
     35. Consents. Except for matters for which there is a standard of consent or approval specifically set forth in this Lease (other than a reasonableness standard), and except for matters which could adversely affect (i) the Building Systems, (ii) the structural aspects of the Building, (iii) the common areas, or (iv) the exterior appearance of the Building or any buildings therein (including, without limitation, signs), in which case Landlord shall have the right to act in its sole and absolute discretion as to the matters described in items (i), (ii), (iii) and (iv) above, any time the consent or approval of Landlord or Tenant is required under this Lease, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
     36. Quiet Possession. Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.
     37. Right of First Refusal to Purchase Building. Provided that Tenant is not in default under this Lease, Tenant shall have a ROFR (as defined below), on the following terms and conditions:
               (a) Tenant shall have the ROFR during the period (“First Refusal Period”) beginning on the date which is the later of (i) January 1, 2005, or (ii) the date on which

Landlord records the Lot Split in the Official Records of San Diego County. Landlord agrees that during the First Refusal Period, prior to accepting an offer to purchase the Building and the underlying real property from any third party, Landlord shall submit a copy of any bona fide offer to purchase the Building and the underlying real property from such third party that Landlord is prepared to accept (“Offer”) to Tenant. Tenant shall have the right (“ROFR”) to elect to purchase the Building and the underlying real property on terms and conditions identical to those contained in the Offer, provided that Tenant delivers written notice exercising its ROFR within five (5) business days following delivery of the copy of the Offer from Landlord to Tenant. If Tenant duly and timely exercises the ROFR, Landlord and Tenant shall promptly enter into a commercially reasonable purchase agreement (“Purchase Agreement”) for the Building and the underlying real property on terms and conditions identical to those contained in the Offer. If for any reason, Tenant fails to duly and timely exercise the ROFR, or if Tenant properly exercises such right but thereafter for any reason does not enter into the Purchase Agreement within ten (10) days after exercise of the ROFR (unless the delay is caused by Landlord), then Landlord shall be free to sell the Building and the underlying real property to the third party on the terms and conditions of the Offer, and the ROFR shall be null and void. In the event that Landlord does not sell the Building and the underlying real property to the third party on the terms and conditions of the Offer, the ROFR shall continue in accordance with the foregoing procedure, provided that Tenant is not in default under this Lease after the lapse of any applicable cure periods. Notwithstanding the foregoing, however, if Tenant timely exercises the ROFR and fails to enter into a Purchase Agreement on the terns and conditions of the applicable Offer within the foregoing ten (10) day period (through no fault of Landlord), then the ROFR and the provisions of this section shall terminate and be of no further force and effect. The ROFR is personal to the original Tenant hereunder and is not assignable to any third party except to an Affiliate in connection with a Permitted Transfer.
               (b) In the event that the ROFR is duly exercised, this Lease shall terminate and be of no further force and effect (except with respect to Tenant’s and Landlord’s indemnification obligations under this Lease) upon the closing of Tenant’s purchase of the Building and the underlying real property. In the event that the ROFR is exercised but the Escrow does not close, this Lease shall continue in full force and effect. In the event that the ROFR terminates pursuant to this Section 37, Tenant shall execute and acknowledge, and Landlord may cause to be recorded, a quitclaim deed in commercially reasonable form (“Quitclaim Deed”) within ten (10) business days following Landlord’s demand for the same. If Tenant fails to execute the Quitclaim Deed within such ten (10) business day period, Landlord may execute the Quitclaim Deed on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead, to execute such Quitclaim Deed.
     38. Security Measures; Landlord’s Reservations.
          38.1. Except as otherwise provided herein, Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant’s agents and invitees from acts of third parties. Nothing herein contained shall prevent Landlord at Landlord’s sole option from providing security protection for the Building or any part thereof.

          38.2. Landlord shall have the following rights:
               (a) To change the name, address or title of the Building upon not less than ninety (90) days prior written notice to Tenant provided that Landlord shall pay for Tenant’s reasonable and documented costs for the (i) printing and mailing of announcements of such change(s) and (ii) printing of new business cards, in an amount not to exceed One Thousand and 00/100 Dollars ($1,000.00);
               (b) Subject to Tenant’s approval (which approval shall not be unreasonably withheld) to, at Landlord’s expense, provide and install Building standard graphics on the Building and such portions of the common areas as Landlord shall reasonably deem appropriate;
               (c) Subject to Tenant’s approval (which approval shall not be unreasonably withheld) to place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof and/or exterior of the Building or any other building in the Building or on pole signs or anywhere in the common areas; provided, however, in no event shall such signs, notices or displays contain the name of any third party.
          38.3. Tenant shall not suffer or permit anyone, except in emergency, and except as otherwise provided herein, to go upon the roof of the Building without Landlord’s consent.
     39. Structures. The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Building, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.
     40. Authority. If Tenant is a corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity and shall, within fifteen (15) days after execution of this Lease, deliver to Landlord evidence of such authority reasonably satisfactory to Landlord.
     41. Execution. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to Tenant to lease. This Lease shall become binding upon Landlord and Tenant only when fully executed by both parties. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.
     42. Lender Modification. Tenant agrees to make such reasonable modifications to this Lease as may be reasonably required by a lender in connection with obtaining of normal financing or refinancing of the Building provided that in no event shall such modifications materially increase Tenant’s obligations under this Lease or materially decrease Tenant’s rights under this Lease.
     43. Hazardous Material. Except for supplies typically used in the ordinary course of business in commercially reasonable amounts in accordance with all Applicable Laws, Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. For the purpose of this Lease, “Hazardous Material” shall include oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” as such terms are defined in the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, and in any other law, ordinance, rule, regulation or order promulgated by the federal or state government, or any other governmental entity having jurisdiction over the Building or the parties to this Lease, but excluding mold, fungus, dust and other natural contaminants. If Tenant breaches the obligations set forth in this paragraph, or if the presence of Hazardous Material in the Premises or at the Building by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall defend, indemnify and hold harmless Landlord and its agents, members, partners and employees from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space in or of any amenity of the Building, damages arising from any adverse impact on leasing space in the Building, sums paid in settlement of claims, and any attorneys’ fees, consultant fees and expert fees which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Landlord by Tenant shall survive expiration or termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by federal, state or local governmental agency or political subdivision because of Hazardous Material present in, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Building, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Building to the condition existing prior to the introduction of any such Hazardous Material; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effects on the Building. Landlord shall be responsible, at Landlord’s sole cost and expense and not as a part of Operating Expenses, for the removal, encapsulation or remediation (as applicable) of any Hazardous Material which existed in, on or about the Building as of the Commencement Date and for which Tenant is not otherwise responsible for pursuant to this Section 43, to the extent that such removal, encapsulation or remediation is required by Applicable Laws. Landlord shall defend, indemnify and hold harmless Tenant and its agents, members, partners and employees, from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees to the extent arising out of or involving any Hazardous Material for which Landlord is responsible for pursuant to this Section 43.
     44. Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any Applicable Laws to the contrary, the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building, including the rents, profits and proceeds therefrom. Neither Landlord, nor any of its members, affiliates, tenants-in-common, managers or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.
     45. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
     46. Rules and Regulations. In the event of a conflict between the terms and provisions of this Lease and the Rules and Regulations attached hereto as Exhibit “D”, the terms and provisions of this Lease shall prevail.
     47. Tenant Exculpation. No director, officer, employee or agent of Tenant shall have any personal liability related to this Lease, and Landlord expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or on behalf of Landlord. In no event will Tenant be responsible for any consequential damages (including, without limitation, lost profits) related to this Lease, except pursuant to California Civil Code Sections 1951.2 and 1951.4 and as provided in Section 25 above.
     48. Counterparts. This Lease may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. An executed counterpart of this Lease delivered by facsimile transmission by either party shall be deemed an originally executed counterpart.
     49. Attachments. Attached hereto are the following documents which constitute a part of this Lease:

Exhibit “A”:	The Premises
Exhibit “B”:	Intentionally Omitted
Exhibit “C”:	Intentionally Omitted
Exhibit “D”:	Rules and Regulations

     IN WITNESS WHEREOF, this Building Lease Agreement is executed as of the Effective Date.

LANDLORD:	THE LICHTER FAMILY TRUST FIRST AMENDED AND RESTATED DECLARATION OF TRUST DATED NOVEMBER 7, 1996
/s/ Robert Jan Lichter, Trustee
Robert Jean Lichter, Trustee

THE SATTERLEE FAMILY TRUST UTD APRIL 24, 1986
/s/ Kenneth R. Satterlee, Trustee
Kenneth R. Satterlee

TENANT:	ARTES MEDICAL USA, INC., a Delaware corporation
	By:	/s/ Stefan Lemperle, M.D.
	Name:	Stefan Lemperle
	Title:	President & CEO

	By:	/s/ Christopher J. Reinhard
	Name:	Christopher J. Reinhard
	Title:	Chairman of Board

EXHIBIT “A”
The Premises
[TO BE ATTACHED]
DIAGRAM

EXHIBIT “A”

EXHIBIT “B”
Intentionally Omitted

EXHIBIT “B”

EXHIBIT “C”
Intentionally Omitted

EXHIBIT “C”

EXHIBIT “D”
Rules and Regulations
General Rules
1. Tenant shall not suffer or permit the obstruction of any common areas, including driveways and walkways.
2. Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation, or property of the Building and/or its occupants.
3. Tenant shall not make or permit any noise or odors that annoy or interfere with other tenants or persons having business within the Building.
4. Tenant shall not keep animals (except guide animals) or birds within the Building, and shall not bring bicycles, motorcycles or other vehicles into portions of the Building that are not designated as authorized for same (provided, however, that Tenant may bring bicycles into the Premises and may use a forklift in the warehouse portion of the Premises).
5. Tenant shall not make, suffer or permit litter except in appropriate receptacles for that purpose.
6. Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities, except for use by Landlord’s agents or employees. No foreign substances of any kind are to be inserted therein.
7. Except as permitted by the Lease, Tenant shall not deface the walls, partitions or other surfaces of the Premises or the Building.
8. Tenant shall not suffer or permit anything in or around the Premises that causes excessive vibration or floor loading in any part of the Building.
9. Furniture, significant freight and equipment shall be moved into or out of the Building only with the Landlord’s knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Landlord. Tenant shall be responsible for any damage to the Building arising from any such activity.
10. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as reasonably approved by Landlord.
11. Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

EXHIBIT “D”

12. Except as permitted by the Lease, no window coverings, shades or awnings shall be installed or used by Tenant without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
13. No tenant, employee or invitee shall go upon the roof of the Building except as expressly provided in the Lease.
14. Tenant shall not suffer or permit smoking or carrying of lighted cigar or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as nonsmoking areas.
15. Tenant shall not use any method of heating or air conditioning other than as provided by Landlord or any dedicated system approved by Landlord.
16. The Premises shall not be used for lodging, cooking or food preparation. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all Applicable Laws, and does not cause odors which are objectionable to Landlord and other tenants.
17. Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.
18. Landlord reserves the right to waive any one of these rules or regulations, and/or as to any particular tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such tenant.
19. Tenant assumes all risks from theft or vandalism to the Premises and agrees to keep the Premises locked as may be required.
20. Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Building and its occupants. Landlord shall provide Tenant with copies of any new and/or modified rules or regulations prior to the effective date thereof. Tenant agrees to abide by these and such other rules and regulations.
Parking Rules
1. Parking areas shall be used only for parking passenger vehicles and delivery trucks.
2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

EXHIBIT “D”

3. Landlord reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.
4. Users of the parking areas will obey all posted signs and park only in the areas designated for vehicle parking.
5. Unless otherwise instructed, every person using the parking areas is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking areas.
6. The maintenance of vehicles in the parking areas or common areas is prohibited. The washing, waxing or cleaning of vehicles in designated areas shall be permitted during normal business hours.
7. Tenant shall be responsible for seeing that all its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.
8. Landlord reserves the right to reasonably modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the property operation of the parking area.
9. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

EXHIBIT “D”